EXHIBIT 10.13

             EMPLOYMENT AND NON-COMPETE AGREEMENT

     THIS EMPLOYMENT AND NON-COMPETE AGREEMENT ("Agreement") is made as of the 10th day of June, 1996, by and between U.S. COMMUNICATIONS, INC. ("USCI"), a Delaware corporation, with its principal office at 6140-C Northbelt Parkway, Norcross, Georgia 30071 and BASIL H. FORD ("Employee").

                            RECITALS

     WHEREAS, USCI desires to employ Employee, and Employee desires to serve as an employee of USCI, on the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein (including, without limitation, USCI's employment of Employee and the advantages and benefits thereby inuring to Employee) and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

     1. Employment. USCI agrees to employ Employee, and Employee agrees to be employed by USCI, pursuant to the terms and conditions of this Agreement. USCI's agreement to employ Employee is expressly conditioned on its understanding that (i) Employee is free to enter into the contemplated employment with USCI and (ii) only USCI is entitled to the benefit of Employee's work. USCI expressly disavows any interest in using any other Person's patents, copyrights, trade secrets, or trademarks in an unlawful manner and instructs Employee not to misuse proprietary rights belonging to any other Person.

     2. Term. The term of this Agreement shall commence on June 10th, 1996 (the "Commencement Date") and shall continue for a period of one (1) year (the "Initial Term"), unless sooner terminated as hereinafter set forth. In the event that USCI does not wish to renew Employee's employment at the close of the Initial Term, USCI shall give Employee notice no later than ninety (90) days prior to the end of the Initial Term. After the Initial Term, this Agreement will be renewed automatically, without notice, for consecutive periods of one (1) year each (the "Second Term," etc.), provided, however, that either party may terminate the Agreement for any reason during the Second Term or a subsequent term by giving the other party ninety (90) days' prior written notice of the party's intention to terminate this Agreement.

     3.  Duties.  Employee shall serve in the capacity of Vice
President of Corporate Development and Investor Relations.
Further, Employee shall perform such additional other duties as

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are customarily performed by a Person acting as a Vice President of a corporation similar to USCI. Employee shall report to the Chief Executive Officer of USCI. Employee shall be employed by USCI on a full-time basis; shall devote his full business time, attention, skill, and effort exclusively to the performance of the duties assigned to him by USCI; and shall not during the term of this Agreement (including any renewal terms) be engaged in any other business activity or render any service of a business, commercial, or professional nature, whether or not for compensation, that impedes or detracts from Employee's performance of services for USCI hereunder.

     4.  Compensation.

          a. Base Salary. During the Initial Term of this Agreement, Employee shall be paid an annual base salary of $70.000.00. Such base salary shall be payable in accordance with the normal payroll practices of USCI and shall be subject to usual and customary withholdings. Should this Agreement be renewed for a Second Term and/or any subsequent term. Employee's base salary for such renewal term(s) shall be established by USCI's President in his sole discretion, but in no event in an amount less than the base salary for the immediately preceding term.

          b. Performance Bonus. Employee shall be paid a Performance Bonus based upon Net Telephone Activations ("NTAs") processed by USCI on or after the first day of the Initial Term. Whenever used herein, "Net Telephone Activations" or "NTAs" shall mean all payments by carriers for activations of cellular telephones purchased by subscribers from USCI's customers which are paid to USCI by the applicable carrier, less all deductions for de-activated customers. The Performance Bonus shall be payable within ninety (90) days of the end of the Initial Term or the Second Term or any subsequent term, if the Agreement is renewed for such periods. Provided, if employee's employment with USCI is terminated prior to the end of any term other than for Cause, as defined in Section 11 below or voluntary resignation, then USCI shall pay the Performance Bonus as determined through the effective date of termination for the partial term. Such Performance Bonus, if any, shall be determined as provided immediately below and shall be payable within ninety (90) days of the effective date of termination.

               (1) Employee's Performance Bonus shall be equal to $0.50 per NTA after the first 25,000 NTAs and $1.00 per NTA after the first 100,000 NTAs in the Initial Term of this Agreement, up to a maximum Performance Bonus of $40,000.00 for the Initial Term.


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               (2) If this Agreement is renewed for the Second
Term, Employee's Performance Bonus shall be equal to $0.50 per NTA after the first 25,000 NTAs and $1.00 per NTA after the first 100,000 NTAs in the Second Term, up to a maximum Performance Bonus of $75,000.00 for the Second Term.

               (3) If this Agreement is renewed for any subsequent year-long term, Employee's Performance Bonus shall be equal to $0.50 per NTA after the first 25,000 NTAs and $1.00 per NTA after the first 100,000 NTAs in that term, up to a maximum
Performance Bonus of $110,000 for any subsequent term.

               (4) In the event that the condition precedent of at least 25,000 NTAs in the Initial Term is not satisfied or the Performance Bonus for the Initial Term is less than $2,500.00 USCI's Board of Directors may nevertheless elect to pay Employee a bonus in such amount as the Board, in its sole discretion, deems appropriate (the "Discretionary Bonus"), provided, however, that the Discretionary Bonus combined with Performance Bonus will in no event be less than $2,500.00 or more than $10,000.00. The Discretionary Bonus, if any, shall be payable within ninety (90) days of the end of the Initial Term, provided that Employee has not been terminated for Cause or voluntary resignation prior to the end of the Initial Term.

     5. Signing Bonus. Employee shall be paid a signing bonus of $2.500.00 payable on December 10, 1996 unless Employee's employment with USCI terminates, as a result of either his voluntary resignation or termination for Cause pursuant to
Section 11 of this Agreement, prior to his completion of this six
(6) month period, in which event Employee shall not receive any portion of this signing bonus.

     6. Car Allowance. USCI shall pay Employee a car allowance of $500.00 per month.

     7. Out-of-Pocket Expenses. USCI shall promptly reimburse Employee, in accordance with USCI's standard reimbursement policy, for reasonable expenses actually incurred by him in the performance of his duties hereunder, including reasonable travel and entertainment expenses. Employee shall properly account therefor in accordance with Company policy.

     8.  Participation in Benefit and Insurance Plans; Vacations.

Employee shall be entitled to participate in or receive benefits under any retirement, medical, dental, accident, life, or other employee benefit plan or program made available by USCI to all of its employees or otherwise made available to other executive officers of USCI. Employee and his spouse and dependents shall


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become eligible for coverage under USCI's medical insurance plan once he has completed sixty (60) days of employment with USCI.
Employee shall be eligible for paid vacation as follows:

          a. one (1) week during the Initial Term, to be taken only after Employee has been employed six (6) months;

          b. two (2) weeks during the Second Term of the Agreement, if any; and

          c. three (3) weeks during any subsequent term of the Agreement, if any.

     9. Key-Man Insurance. USCI shall be entitled to purchase and maintain "key-man" or other life insurance on the life of Employee for the sole benefit of USCI, and Employee shall cooperate with USCI in securing such insurance.

     10.  Incentive Stock Options.

     Employee shall receive options ("Options") to purchase 100,000 shares of USCI, Inc.'s authorized but unissued Common Stock, par value $0.0001 per share, at the closing price as quoted on NASD National Market System on such date pursuant to the terms of the USCI, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan") and the Incentive Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A. These options are intended to be qualified as Incentive Stock Options as that term is defined in the Internal Revenue Code of 1986, as amended. USCI intends to seek shareholder approval for an amendment to the Plan increasing the number of shares that may be issued under the Plan, including the shares issuable under the Options.

     All Options may be exercised by Employee, as provided by the Plan. Additional options may be granted by USCI's Board of Directors, in its sole discretion.

     11.  Termination Upon Death or Disability or for Cause.

          a. Employee's employment hereunder (i) shall be terminated by his death or Total Disability (as hereinafter defined) and (ii) may be terminated by USCI at any time for Cause (as hereinafter defined). In the event of any such termination of employment, Employee shall be paid his base salary through the date of death, Total Disability, or termination for Cause, as the case may be, and shall not be entitled to receive any further compensation or benefits and, in particular, shall not receive any severance pay. Employee's employment may be terminated for Cause, effective immediately, upon the giving of written notice to Employee by USCI's President or Board of Directors.

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          b.  Whenever used herein:

               (1) "Total Disability" shall mean the failure or inability of Employee to perform substantially all of his duties of employment as required hereunder for a total of ninety (90) consecutive days due to any physical or mental disorder.

               (2) "Cause" shall mean: (A) any willful or material breach or violation of any of Employee's covenants, duties, or obligations under this Agreement (including Employee's resignation), or any willful or material neglect of or failure or refusal to perform any of such covenants, duties, or obligations;
(B) any willful or material misconduct, including, without limitation, misconduct involving fraud or dishonesty in the performance of such covenants, duties, or obligations, or conduct which is reasonably deemed to be injurious to USCI; (C) Employee having or suffering from any drug, alcohol, or other substance abuse problem; (D) the commission by Employee of a crime involving moral turpitude; or (E) any willful violation or refusal to obey the lawful directives or reasonable instructions of USCI's President or Board of Directors.

     12. Termination Without Cause. Anything to the contrary in this Agreement notwithstanding, the Board of Directors of USCI may, at any time, terminate Employee's employment hereunder without Cause and without any warning or prior notice. In the event that Employee's employment is terminated without Cause at any time during the Initial Term, Employee shall receive his base salary, car allowance, paid vacation and any other compensation and benefits for the remainder of the Initial Term but shall receive no other payments or benefits from USCI. In the event that Employee's employment is terminated without Cause during the Second Term or any subsequent term, if any, Employee shall not receive any severance pay or other payments or benefits from USCI, provided, however, that if Employee is terminated without Cause during the Second Term or any subsequent term, if any, with less than the ninety (90) days' notice provided in Section 2 of this Agreement, Employee shall receive his base salary and any other compensation and benefits for such ninety (90) day notice period.

     13. Duties Upon Termination. Upon Employee's termination of emploYment hereunder for any reason, Employee shall promptly return to USCI any and all records, files, notes, memoranda, reports, tape recordings, computer programs, disks, cassettes, copies, and other physical representations of any information relating to USCI or its subsidiaries or affiliates whether or not constituting Confidential Information (as hereinafter defined). Employee hereby acknowledges that any and all such items are and shall remain at all times the sole property of USCI.

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     14.  Inventions and Discoveries.  Any and all articles and processes invented or discovered by or with the participation of Employee (whether or not patented or patentable), trademarks, patents, designs, and theories of production, management, operations, and marketing, and, in general, anything of value received or created by Employee relating to USCI or any of its subsidiaries or affiliates during Employee's employment by USCI and all rights of every kind and nature whatsoever thereunder shall be considered work made for hire by Employee and are and shall immediately be and become the property of USCI and not of Employee. Employee shall promptly notify the President of USCI of all such items and shall assign, transfer, and deliver to USCI all patents, copyrights, royalties, designs, and theories and any and all rights and interests whatsoever thereto and thereunder, without further compensation, immediately upon the request of the President or the Board of Directors.

     15.  Employee's Covenants.

          a. Employee acknowledges that (i) the knowledge and experience that he will acquire while an employee of USCI and his services to be rendered to USCI are of special, unique, and extraordinary character and that his position with USCI will place him in a position of confidence and trust with the customers, Prospective Customers (as hereinafter defined), and other employees of USCI and allow him access to Confidential Information (as hereinafter defined); (ii) the nature and periods of the restrictions imposed by the covenants contained in this
Section 15 are fair, reasonable, and necessary to protect and
preserve for USCI the benefits of Employee's           employment
hereunder and that such restrictions will not prevent Employee from earning a livelihood; (iii) USCI would sustain great and irreparable loss and damage if Employee were in any manner to breach any of such covenants; (iv) USCI conducts its business actively in and throughout the entire Territory (as hereinafter defined) and other Persons are engaged in like and similar business in the Territory; (v) the Territory is reasonably sized because the Business of USCI (as hereinafter defined) is of a limited and unusual nature, is scattered over a wide geographical area, and requires the entire Territory for profitable operations; and (vi) Employee's duties hereunder will include servicing, production, operations, selling, marketing, and/or managerial activities throughout the entire Territory on behalf of USCI.

          b. Having acknowledged the foregoing, Employee covenants and agrees with USCI that while in USCI's employ and through the period ending two (2) years after the date of termination of Employee's employment with USCI for any reason:


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               (1) Employee will not, directly or indirectly,
provide, within the Territory, Services (as hereinafter defined) to any Person which is at the time, directly or indirectly, in competition with the Business of USCI (as hereinafter defined) or any subsidiary or affiliate thereof engaged in similar business, whether as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, or independent contractor.

               (2) Employee will not, directly or indirectly, on Employee's own behalf or on behalf of any other Person, solicit or call upon any customer or Prospective Customer of USCI with a view to selling or providing to such customer or Prospective Customer any product or service, competitive or potentially competitive with any product or services sold or provided or under development by USCI during the two (2) year period immediately preceding Employee's termination of employment with USCI; provided, however, that the restrictions set forth in this subsection (2) shall apply only to customers or Prospective Customers of USCI with whom Employee had Material Contact (as hereinafter defined) during such two year period.

               (3) Employee will not, directly or indirectly, solicit, recruit, or hire, directly or by assisting others, or attempt to solicit, recruit, or hire to any competing Person, any employee of USCI or its affiliates.

               (4) Employee will not, directly or indirectly, disclose to any Person or use or otherwise exploit for Employee's own benefit or for the benefit of any other Person any Confidential Information which was disclosed to Employee or came within Employee's knowledge while an employee of USCI; provided, however, that this subsection (4) shall not limit in any manner the protection of USCI's trade secrets otherwise afforded by law; and provided further, that this subsection (4) shall not limit in any manner the protection afforded to USCI by the Georgia Computer Systems Protection Act, as amended.

          c.  For purposes of this Agreement:

               (1) "Business of USCI" shall mean the business of activation and/ or sale of wireless communication devices and reselling of wireless communication services, including but not limited to cellular, paging, and PCS.

               (2) "Confidential Information" shall mean information (in any form or media) regarding USCI's customers, Prospective Customers (including lists of customers and Prospective Customers), methods of operation, billing rates, billing procedures, suppliers, business methods, finances,

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management, or any other business information relating to USCI
(whether constituting a trade secret or proprietary or otherwise) which has value to USCI and is treated by USCI as being confidential; provided, however, that Confidential Information shall not include any information that has been voluntarily disclosed to the public by USCI (except where such public disclosure has been made by Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

               (3) "Material Contact" shall mean contact between Employee and each customer or Prospective Customer (A) with whom Employee dealt; (B) whose dealings with USCI were coordinated or supervised by Employee; (C) about whom Employee obtained Confidential Information in the ordinary course of business as a result of Employee's association with USCI; or (D) who receives products or services authorized by USCI, the sale or provision of which results or resulted in compensation, commissions, bonuses, or earnings for Employee.

               (4) "Person" shall mean and include any
individual, partnership, association, corporation, trust, unincorporated organization, or any other business entity or enterprise.

               (5) "Prospective Customer" shall mean any Person to whom USCI has sent or delivered a written sales or servicing proposal or contract in connection with the Business of USCI.

               (6) "Services" shall mean services substantially similar to those services contemplated herein to be provided by Employee to USCI and those services actually provided by Employee to USCI within one (1) year prior to the termination of Employee's employment with USCI.

               (7) "Territory" shall mean that geographical area consisting of the United States of America.

          d. Employee acknowledges that his breach of any covenant contained in this Section 15 will result in irreparable injury to USCI and that USCI's remedy at law for such a breach will be inadequate. Accordingly, Employee agrees and consents that USCI, in addition to all other remedies available at law and in equity, shall be entitled to both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Employee of any covenant contained herein.

          e. Each covenant contained in this Section 15 shall be construed as separate and independent of any other covenant or provision of this Agreement, and the existence or assertion of any claim, demand, action, or cause of action against USCI,

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whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by USCI of any of the covenants contained in this Section 15. In the event that the provisions of this Section 15 should ever be deemed to exceed the time, scope, or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, scope, and geographic limitations permitted by such law.

          f. In the event the enforceability of any of the covenants in this Section 15 shall be challenged by Employee in court (either as plaintiff or as defendant in an action brought by USCI) and Employee is not enjoined from breaching any of such covenants, then if a court of competent jurisdiction finds that the challenged covenant is enforceable, the time period in subsection (b) applicable to such covenant shall be deemed tolled upon the filing of such suit and until the dispute is finally resolved and all periods of appeal have expired.

     16.  General Provisions.

          a. Assignment. Employee acknowledges that the services to be rendered by him hereunder are unique and personal.

Accordingly, Employee shall not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of USCI under this Agreement may be assigned or delegated by USCI to any subsidiary, affiliate, or successor of USCI, and in such event, shall inure to the benefit of and be enforceable by any such assignee or delegate.

          b. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those described herein. No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by each of the parties hereto. Employee acknowledges that he has read and understood this Agreement and that he has been given a copy hereof for his personal use and records.

          c. Notices. All notices which may or are required to be given pursuant to this Agreement shall be (i) either delivered in person or sent via certified or registered mail, return receipt requested, and (ii) addressed to the party to whom sent or given at the address set forth on the first page hereof or to such other address as any party hereto may have given to the other party hereto in such manner. If delivered, such notice shall be deemed given when received; if mailed, such notice shall be deemed made or given five (5) days after such notice has been mailed as provided above.

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          d.  Arbitration and Choice of Forum.  No civil action
concerning any dispute arising hereunder shall be instituted before any court and all such disputes shall be submitted to final and binding arbitration under the Georgia Code, the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq. and the auspices of the American Arbitration Association. Such arbitration shall be conducted in accordance with the rules of said Acts and Association before a panel of three (3) arbitrators, one who shall be selected by the Employee, one who shall be selected by U.S.C.I, and the third, who shall be chairman, shall be selected by the other two arbitrators, in Atlanta, Georgia. All costs and expenses of the arbitration, including actual attorneys' fees, shall be allocated among the parties according to the arbitrators' discretion. The arbitrators' award resulting therefrom may be confirmed and entered as a final judgment in any court of competent jurisdiction and enforced accordingly.

     e. Miscellaneous. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Georgia. No delay or failure by USCI in exercising any of its rights, remedies, powers, or privileges hereunder, at law or in equity, and no course of dealing between USCI and Employee or any other Person shall be deemed to be a waiver by USCI of any such rights, remedies, powers, or privileges, even if such delay or failure is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise thereof by USCI or the exercise of any other right, remedy, power, or privilege by USCI. In the event that USCI is required to enforce any of its rights hereunder, USCI shall be entitled to recover from Employee its attorneys' fees, court costs, and other expenses in connection therewith. Every portion of this Agreement is intended to be severable. Whenever possible, each such provision shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be deemed severed herefrom and shall be unenforceable to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BASIL H. FORD:                U.S. COMMUNICATIONS, INC.:
/s/ Basil H. Ford             By: /s/ Robert J. Kostrinsky
                                   Robert J. Kostrinsky,
                                   Executive Vice President


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                            EXHIBIT A

                INCENTIVE STOCK OPTION AGREEMENT


     THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), entered into as of the ____ day of June, 1996, between USCI, INC., a Delaware corporation, located at 6140-C Northbelt Parkway, Norcross, Georgia 30091-1645 (the "Corporation") and Basil H. Ford, 1680 Branch Valley Drive, Roswell, Georgia 30076 (the "Employee").

     WHEREAS, the Board of Directors of the Corporation has determined to grant an incentive stock option to the Employee, pursuant to the Corporation's Amended and Restated 1992 Stock Option Plan, to purchase shares of the Corporation's Common Stock, par value $.0001 per share (the "Common Stock"), upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Grant of Option. The Corporation hereby grants to the Employee an incentive stock option (the "Option") to purchase 100,000 shares of Common Stock (the "Shares") at a price of $_____ per Share. Unless otherwise provided herein, this Option shall become exercisable in installments as follows: to the extent of 10,000 Shares commencing at any time on or after each of the first, second, third, fourth and fifth anniversaries of the date hereof; to the extent of 5,000 Shares commencing at any time on or after each of the second, third, fourth, fifth and sixth anniversaries of the date hereof; to the extent of 5,000 Shares commencing at any time on or after each of the third, fourth, fifth, sixth and seventh anniversaries of the date hereof; and such installments shall be cumulative. The Employer shall have authority in its discretion to prescribe in that this option may be exercised in different installments during the term of the option. An option may be exercised at any time or from time to time during the term of the option as to any or all full shares which have become purchasable under the provisions of the option, but not at any time as to less than 25 shares unless the remaining shares which have become so purchasable are less than 25 shares. The purchase price of the shares shall be paid in full upon the exercise of the option, and the Company shall not be required to deliver certificates for such shares until such payment has been made.


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     2.   Method of Exercise.  The Employee shall exercise the
Option, whether in whole or in part, by written notice (the "Notice of Exercise") directed to the Secretary of the Corporation, specifying the number of Shares to be purchased and the purchase price being paid. The Notice of Exercise shall be accompanied by a certified or bank check payable to the order of the Corporation in payment of the purchase price for the number of Shares specified therein. Subject to section 7(a) herein, upon the Corporation's receipt of the Notice of Exercise and payment of the purchase price of the Shares covered thereby, the Corporation shall cause a certificate representing such Shares to be issued to the Employee.

     3.   Termination of Option.

          (a) Except as otherwise provided herein, the Option shall terminate immediately upon any of the following events, whichever occurs first:

          (i) The expiration of three months from the date on which the Employee's employment by the Corporation or, if applicable, a parent or subsidiary thereof, or, if applicable, a corporation, or a parent or subsidiary thereof, issuing or assuming the Option in a transaction to which Section 425(a) of the Code applies (a "Section 425(a) Company') is terminated for any reason other than the Employee's permanent and total disability, as defined in Section 22(e)(3) of the Code ("Disability"), or death;

          (ii) The expiration of one year from the date on which the Employee's employment by the Corporation, or, if applicable, a parent or subsidiary thereof, or, if applicable, a Section 425(a) Company, is terminated by reason of the Employee's death or Disability; or

          (iii) A finding by the Corporation, after full consideration of the facts presented on behalf of both the Corporation and the Employee, that the Employee has breached his employment or service contract with the Corporation or an affiliate thereof, or has been engaged in disloyalty to the Corporation or an affiliate thereof, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Corporation or an affiliate thereof. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not



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yet delivered the share certificates upon refund by the
Corporation of the Option price. Notwithstanding anything herein to the contrary, the Corporation may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

          (iv) The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Corporation; or

          (v) The expiration of the ten-year term of the Option on the tenth anniversary of the date of this Agreement.

     (b) For purposes of this Section, an employment relationship will be treated as continuing intact while the Employee is on military duty, sick leave, or other bona fide leave of absence, including temporary employment by the Government, if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the Employee's right to reemployment by the Corporation, or, if applicable, a parent or subsidiary thereof, or, if applicable a
Section 425(a) Company. When the period of leave exceeds 90 days and the Employee's right to re-employment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     4. Right to Exercise. During the employee's lifetime the Option is exercisable only by the Employee, and is not assignable or transferable by the Employee, whether voluntarily, by operation of law, or otherwise, and no other person or entity shall acquire any rights thereof. In the event of the termination of the employment of the Employee due to the Employee's death or Disability, the Option may be exercised to the extent exercisable on the date of such termination, in accordance with Section 1 hereof, by the Employee or, if applicable, the Employee's estate, duly appointed executor, Administrator, or legal representative, or by or on behalf of such person or persons to whom the Employee's rights under the Option pass by will or by the laws of descent and distribution.

     5. Certain Changes. Subject to the provisions of Section 422A of the Code, the number, kind, and purchase price of the Shares shall be proportionately adjusted by the Board of Directors of the Corporation for any increase, decrease, or change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger consolidation, split-up, combination, exchange of shares, or similar transaction (but not by reason of the issuance or purchase of Common Stock by the Corporation in consideration for money, services, or property).


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     (b)  If, at any time, the Board of Directors determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase thereof, the Option may not be exercised unless and until, such listing, registration, qualification, consent, or approval shall have been effected or obtained and is free, of any conditions, which the Board of Directors, in its sole discretion, deems unacceptable.

     7.   Conditions of Exercise.

     (a) Unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the securities Act of 1933, as amended (the "Act")), any exercise of this Option by the Employee shall be deemed to be an acknowledgement, representation and agreement by the Employee that (i) such Shares are being purchased for investment and are being acquired by the Employee for investment only and not with a view to distribute or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Employee has ben advised and understands that (1) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Employee any exemption from such registration, (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed herein may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of the Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of this Option until any of the events described in this sentence has occurred.

     (b)  In addition to the satisfaction of the requirements of
Section 7(a) hereof, no disposition, within the meaning of
Section 425(c) of the Code, of any Shares issued hereunder shall be made by the Employee within one year after the transfer of

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such Shares to the Employee, provided that the foregoing holding periods shall not apply to the disposition of Shares issued hereunder after the death of the Employee by the estate of the Employee, or by a person who acquired the right to exercise the Option by bequest or inheritance, or by reason of the death of the Employee. For purposes of the preceding sentence, in the case of a transfer of any Shares issued by the corporation hereunder by an insolvent Employee to a trustee, receiver, or other similar fiduciary in any proceeding under Title II of the United States Code, or any other similar insolvency proceeding, neither the transfer, nor any other transfer of such Shares for the benefit of the Employee's creditors in such proceeding, shall constitute a "disposition." During the five-year period commencing five years from the date hereof, the Employee shall notify the Corporation immediately upon and disposition of any Shares issued hereunder.

     8. Stock Option Plan/Construction of Agreement. This Option is subject to, and the Corporation and the Employee agree to be bound by, all of the terms and conditions of the Corporation's Amended and Restated 1992 Stock Option Plan (the "Plan") under which this Option was granted, as the same may have been amended from time to time in accordance with its terms. Pursuant to the Plan, the Board of Directors of the Corporation or its Committee established for such purposes is vested with conclusive authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Employee or other persons entitled to exercise this Option at the Corporation's principal office. Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Plan, the provisions in the Plan shall govern and prevail.

     9.   Status of Employee.

     (a) Nothing in the Plan or in this Agreement shall confer upon the Employee any right to continue in the employ of the Corporation, or, if applicable, any parent or subsidiary thereof, or, if applicable, a Section 425(a) Company, or shall interfere in any way with the right of such entities to terminate the Employee's employment at any time without their incurring any liability therefor.

     (b) The Employee shall have no rights as a stockholder of the Corporation with respect to the Shares until their issuance in accordance with Section 2 hereof.


                             A-5

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     10.  Reservation of Shares.  The Board of Directors of the
Corporation shall be under no obligation to reserve shares of Common Stock to fill the Option. Neither the Option, nor any reservation of Common Stock thereunder, shall constitute the establishment of a trust, and no particular shares of Common Stock shall be identified as being optioned or reserved for the Employee.

     11. Notices. All notices permitted or required hereunder shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, to the respective addresses of the parties set forth above, or to such other address as the party to receive the notice designates by notice to the other party. Any such notice shall be deemed effective on delivery.

     12. Entire Agreement. This Agreement is the entire agreement, and supersedes and terminates all prior agreements between the parties with respect to the subject matter contained herein.

     13. Amendment or Termination. Except as otherwise provided herein, this Agreement may be modified, amended, or terminated only by written instrument executed by both parties.

     14. Waiver. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be charged with such waiver, and such waiver shall be strictly limited to the terms of such writing.

     15.  Binding Effect.  Except as otherwise provided in
Section 4 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their heirs, devisees, executors, administrators, legal representatives, successors, and assigns.

     16. Law. This Agreement shall be governed by the laws of the State of Georgia. The parties hereby consent to the jurisdiction of the State of Georgia as a forum for litigating any disputes arising hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed as of the date first above written.

EMPLOYEE                           USCI, INC.
_____________________              By:_________________________
Basil H. Ford                      Name:_______________________
                                        (Please Print)
                                   Title:______________________
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